Exhibit 99.1

Contact:

AtriCure, Inc.

Andy Wade

Vice President and Chief Financial Officer

(513) 755-4564

awade@atricure.com

Investor Relations Contact:

Lynn Pieper

Westwicke Partners

(415) 202-5678

lynn.pieper@westwicke.com

AtriCure Announces Preliminary Results for Fourth Quarter and

Full Year 2013 and Issues 2014 Guidance

WEST CHESTER, Ohio – January 9, 2014 – AtriCure, Inc. (Nasdaq: ATRC), a leading atrial fibrillation medical device provider, today announced preliminary financial results for fourth quarter and full year 2013 and issued 2014 financial guidance.

Preliminary revenue for the fourth quarter of 2013 is expected to be approximately $21.9 million, reflecting growth of approximately 19% over the fourth quarter of 2012. Based on this preliminary estimate, revenue from U.S. customers is expected to be $16.4 million, reflecting growth of 20%, and revenue from international customers is expected to be $5.5 million, reflecting growth of 17%, or 14% on a constant currency basis.

Preliminary revenue for full year 2013 is expected to be $81.9 million, reflecting year over year growth of 17% over full year 2012.

“We are pleased to report preliminary fourth quarter and full year 2013 results which reflect accelerating growth throughout the year and provide a strong platform from which we can continue to build. As we look forward to 2014, we have reason to be excited about our prospects – we are firmly establishing AtriCure as the leader in training and education on atrial fibrillation. Further, we recently strengthened our position through the acquisition of Estech. We are providing our outlook for 2014 which anticipates continued revenue growth. I look forward to providing additional detail on our growth strategy when we release our final 2013 results in late February,” said Mike Carrel, President and Chief Executive Officer of AtriCure.

2014 Financial Guidance

Management projects that 2014 revenue will be in the range of $100 million to $103 million, which represents an increase of 22% to 26% over 2013. Organic revenue growth is expected to be approximately 13%–15% with the remaining portion expected from the recently acquired Estech ablation and valve products. We estimate Estech’s valve products, which are distinct from the core ablation franchise, to generate revenue of approximately $3 million for the year.

Adjusted EBITDA, a non-GAAP measure, is projected to be a loss in the range of $9 to $10 million for 2014, of which approximately $3.5 million will be transaction related expenses. AtriCure expects the Estech transaction to be dilutive to earnings in 2014 and accretive in 2015 and beyond.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company providing innovative atrial fibrillation (Afib) solutions designed to produce superior outcomes that reduce the economic and social burden of atrial fibrillation. AtriCure’s Synergy Ablation System is the first and only device approved for the treatment of Persistent and Longstanding Persistent forms of Afib in patients undergoing certain open concomitant procedures. AtriCure’s AtriClip Left Atrial Appendage (LAA) exclusion device is the most widely implanted device for LAA management worldwide. The company believes cardiothoracic surgeons are adopting its ablation and LAA management devices for the treatment of Afib and reduction of Afib related complications such as stroke. Afib affects more than 5.5 million people worldwide.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates (including projections and guidance), other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, AtriCure’s ability to consummate acquisitions or, if consummated, to successfully integrate acquired businesses into AtriCure’s operations, AtriCure’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings, failure of an acquisition or acquired company to achieve its plans and objectives generally, risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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